UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 3, 2020 (September 2, 2020)

Idera Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-31918 (Commission File Number)	04-3072298 (I.R.S Employer Identification No.)

505 Eagleview Blvd., Suite 212
Exton, Pennsylvania	19341
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (484) 348-1600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	IDRA	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Idera Pharmaceuticals, Inc. (the “Company”), previously entered into a purchase agreement on March 4, 2019 (the “Purchase Agreement”) with Lincoln Park Capital Fund, LLC (“Lincoln Park”), an Illinois limited liability company, pursuant to which, upon the terms and subject to the conditions and limitations set forth therein, Lincoln Park committed to purchase an aggregate of $35 million of shares of common stock, $0.001 par value, of the Company (“Common Stock”) from time to time at the Company’s sole discretion. The Purchase Agreement limited the Company’s sale of shares of Common Stock to Lincoln Park to 5,521,258 shares of Common Stock, representing 19.99% of the shares of the Common Stock outstanding on the date of the Purchase Agreement, unless (i) shareholder approval was obtained to issue more than such amount or (ii) the average price of all applicable sales of Common Stock to Lincoln Park under the Purchase Agreement equaled or exceeded $2.74 per share, which represented the lower of (A) the closing price of the Common Stock on the Nasdaq Capital Market immediately preceding the date of the Purchase Agreement or (B) the average of the closing price of the Common Stock on the Nasdaq Capital Market for the five Business Days immediately preceding the date of the Purchase Agreement, as calculated in accordance with Nasdaq Rules.

On September 2, 2020, the Company and Lincoln Park entered into a First Amendment to Purchase Agreement (the “Amended Purchase Agreement”). The primary purpose of the Amended Purchase Agreement was to reference the Company’s Registration Statement on Form S-3, Registration No. 333-240366 (the “Registration Statement”), rather than the registration statement that had been referenced at the time of the Purchase Agreement, and facilitate a corresponding increase in the number of shares of Common Stock issuable under the Exchange Cap (as defined in the Amended Purchase Agreement). The Amended Purchase Agreement limits the Company’s sale of shares of Common Stock to Lincoln Park from the date thereof to 7,036,329 shares of Common Stock, representing 19.99% of the shares of the Common Stock outstanding on the date of the Amended Purchase Agreement unless (i) shareholder approval is obtained to issue more than such amount or (ii) the average price of all applicable sales of Common Stock to Lincoln Park under the Amended Purchase Agreement equals or exceeds $2.05 per share, which represents the lower of (A) the closing price of the Common Stock on the Nasdaq Capital Market immediately preceding the date of the Amended Purchase Agreement or (B) the average of the closing prices of the Common Stock on the Nasdaq Capital Market for the five Business Days immediately preceding the date of the Amended Purchase Agreement, as calculated in accordance with Nasdaq Rules.

The foregoing description of the Amended Purchase Agreement is qualified in its entirety by reference to the Purchase Agreement, filed as Exhibit 10.37 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, which was filed with the SEC on March 6, 2019, and to the Amended Purchase Agreement, a copy which is filed as Exhibit 10.1 hereto, and which is incorporated herein by reference.

The Company is filing the opinion of Morgan, Lewis & Bockius LLP regarding the validity of the shares of Common Stock issued pursuant to the Amended Purchase Agreement as Exhibit 5.1 hereto.

Item 8.01	Other Events.

The Company previously entered into an equity distribution agreement (the “Equity Distribution Agreement”), dated November 26, 2018, with JMP Securities LLC relating to the sale of up to an aggregate amount of $50,000,000 of shares of Common Stock. Prior to the date hereof, the Company has sold 1,471,369 shares of Common Stock pursuant to the Equity Distribution Agreement, resulting in gross proceeds of $3,419,135. On September 2, 2020, the Company filed a prospectus supplement for the purpose of registering under the Registration Statement the Common Stock in the aggregate amount of up to $46,580,865 that remains available for sale under the Equity Distribution Agreement.

The Company is filing the opinion of Morgan, Lewis & Bockius LLP regarding the validity of the shares of Common Stock issued pursuant to the Equity Distribution Agreement as Exhibit 5.2 hereto.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits.

See the Exhibit Index below, which is incorporated by reference herein.

Exhibit Index

Exhibit No.	Exhibit Name
5.1	Opinion of Morgan, Lewis & Bockius LLP relating to the Amended Purchase Agreement
5.2	Opinion of Morgan, Lewis & Bockius LLP relating to the Equity Distribution Agreement
10.1	First Amendment to Purchase Agreement, dated as of September 2, 2020, by and between Idera Pharmaceuticals, Inc. and Lincoln Park Capital Fund, LLC
23.1	Consent of Morgan, Lewis & Bockius LLP (contained in Exhibit 5.1)
23.2	Consent of Morgan, Lewis & Bockius LLP (contained in Exhibit 5.2)
104	Cover Page Data File (formatted as inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDERA PHARMACEUTICALS, INC.

	By:	/s/ Bryant D. Lim
Bryant D. Lim
Senior Vice President, General Counsel and Secretary

Dated: September 3, 2020